EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


DATE:            December 19, 2003

BORROWER:        AngelCiti Entertainment, Inc.

ADDRESS:         9000 Sheridan St., Suite 8, Pembrooke Pines, FL  33240


LENDER :         FINANZINVEST, LTD., a Bermuda company

ADDRESS:         Continental Building, 25 Church Street, Hamilton, HM12, Bermuda



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         Borrower desires to obtain a credit facility and other financial accommodations from FINANZINVEST, LTD., a Bermuda company (hereinafter referred to as "FIL" or "Lender") and FIL is willing to make such credit facility available to AngelCiti Entertainment, Inc. (hereinafter referred to as "Borrower") (collectively, the "Parties") on the following terms and conditions to be secured by the collateral hereinafter described. Therefore, the Parties agree as follows:


1. Definitions.

             1.1. Agreement. Shall mean and include this Loan and Security Agreement, any concurrent or subsequent Rider hereto and any extensions, supplements, amendments or modifications thereto.

             1.2. Borrower's Books. Shall mean and include all of Borrower's books and records including, but not limited to, all customer lists and lists of account debtors, all ledgers, records reflecting, summarizing or evidencing Borrower's assets, accounts, business operations or financial condition, computer programs, computer discs, computer printouts, and other computer prepared information and computer equipment of any kind.

             1.3. Code. Shall mean the Uniform Commercial Code prepared under the joint sponsorship of the American Law Institute and the National Conference of Commissioners on Uniform State laws, as amended from time to time. Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definitions set forth herein or, to the extent not inconsistent herewith, as such terms are defined in the Uniform Commercial Code, as amended from time to time, provided, however, with respect to any term used herein that is defined in (i) Article 9 of the Uniform Commercial Code as in force in the jurisdiction in which this Agreement was signed by the Borrower at the time that it was signed; or (ii) Article 9 as in force at any relevant time in the jurisdiction in which a financing statement given pursuant to this Agreement is filed; (iii) or Article 9 as is in force at any relevant time in the jurisdiction in which the terms of this Agreement are enforced, the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the three definitions.

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             1.4. Closing. Shall mean the first date in which FIL advances any funds to the Borrower.

             1.5. Collateral. Shall mean 49,020 shares of the Borrower's Series B Convertible Preferred Stock, whose rights and preferences are as set forth in a Certificate of Designation, attached hereto as Exhibit B, and as may be amended from time at FIL's request to time to reflect this Agreement and the transactions contemplated hereunder.


             1.6. Credit Facility. Shall mean an aggregate loan to be granted (if at all) by FIL to Borrower in the maximum amount of Two Million Four Hundred Thirty Thousand Dollars ($2,430,000.00) in accordance with the terms and conditions set forth in this Agreement and a Promissory Note between the Parties dated December 19, 2003 (the "Note").

             1.7. FIL's Costs. Shall mean and include: (i) filing, recording, publication and search fees incurred by FIL relating to Borrower, all costs and expenses incurred by FIL in the enforcement of its rights and remedies under this Agreement, or defending this Agreement or its security interest in the Collateral; (ii) long distance telephone and facsimile charges; (iii) the expenses of field examiners; (iv) all expenses for travel, lodging and food incurred by FIL's personnel in collecting the Accounts or realizing upon the Collateral; (v) all costs and expenses incurred in gaining possession of, maintaining, handling, preserving, storing, repairing, shipping, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated; (vi) reasonable attorney's fees and expenses incurred by FIL as provided for in this Agreement, including a reasonable fee for the services of attorneys employed by FIL for any purpose related to this Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

             1.8 Loan Documents. Shall mean this Agreement, the Promissory Note, and any other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Credit Facility or the transactions contemplated thereby.

             1.9 Obligation. Shall mean all indebtedness of Borrower and each Person who hereafter becomes Borrower, that is now or hereafter owning to FIL, pursuant to this Agreement or otherwise, regardless whether such indebtedness is now existing or hereafter arising, whether it is voluntary or involuntary, wither due or not, secured or unsecured, absolute or contingent, liquidated or unliquidated, and whether it is for principal, interest, fees, expenses, or otherwise, and regardless whether the Person who is or hereafter becomes Borrower may be liable individually or jointly with others, or whether recovery upon any such obligations may be or hereafter become barred or otherwise unenforceable. The term, "Obligations," also includes: (i) all amounts which arise after the filing of a petition by or against Borrower under Title 11 of the United States Code (the "Bankruptcy Code"), even if the obligations do not accrue because of the automatic stay under Bankruptcy Code ss.362 or otherwise, and all amounts which would become due but for the operation of the automatic stay under ss.362(a) of the Bankruptcy Code, and the operation of ss.ss.502(b) of the Bankruptcy Code; (ii) indebtedness arising under modifications, renewals,

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replacements and extensions of the Obligations, and successive transactions which renew, continue, refinance or refund the Obligations; and (iii) all covenants and duties of Borrower to FIL of every kind, nature and description (whether arising out of the Agreement or any other agreement, instrument, document, record or contract now existing or hereafter made by Borrower in favor of FIL, and whether created by oral agreement or operation of law, and whether or not for the payment of money), including without limitation any debt, liability or obligation owing by Borrower to others which FIL may have acquired by assignment or otherwise.

             1.10. Person. Shall mean an individual, partnership, corporation, including a "business trust," limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

             1.11. LIBOR Rate. Shall mean the LIBOR Rate for U.S. Dollars, corresponding to the principal amount outstanding under the Note, publicly announced by The British Banker's Association, from time to time.

             1.12 State. Shall mean when referring to: (i) the location of Borrower's chief executive office, will be referred to herein as the "Chief Executive Office State"; (ii) the location of Borrower's state of incorporation, will be referred to herein as the "Borrower State"; and (iii) the location of the Collateral, will be referred to herein as the "Collateral State."

             1.13 Term. Shall mean five (5) years from the earlier of the date of execution of this Agreement or the date of Closing,


2. The Credit Facility.
   --------------------

             2.1. FIL may lend funds from time to time to Borrower up to an aggregate amount of $2,430,000 in the manner set forth in the payment schedule attached hereto as Exhibit A, and subject to the terms and conditions of this Agreement and a Promissory Note dated December 19, 2003. While FIL shall use its best efforts to lend Borrower funds pursuant to this Agreement, FIL is under no obligation to lend Borrower any funds pursuant to this Agreement or otherwise. Accordingly, Borrower understands and agrees that the Lender shall be under no obligation to: (1) obtain any funds for Borrower; (2) to distribute any funds to Borrower; (3) nor shall Borrowers receipt of any funds from the Lender constitute any obligation on its part to obtain for or distribute any additional funds to Borrower.

             2.2 Borrower shall be obligated to make payments of interest only during the first twenty four (24) months subsequent to the Closing, provided, however, that Borrower is not in default under this Agreement. For the remainder of the Term, Borrower shall make payments of principal and interest as set forth in Exhibit A, attached hereto.

             2.3. The conditions precedent to each advance hereunder are that no Event of Default hereunder has occurred nor is the effect thereof continuing, and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties, and representations, contained in the

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Agreement and in every other agreement between FIL and Borrower. As a condition precedent to the first advance hereunder, FIL must also receive an official report from the Chief Executive Officer indicating that the FIL's security interest in the Collateral is prior to all other security interests and other interests in the Collateral.

             2.4. Unless provided otherwise in the promissory note executed and delivered by Borrower to FIL in connection with this Agreement, all obligations shall be due and payable no later than the earlier of (a) the last day of the term (or renewal term if any) of this Agreement; (b) the day an Event of Default occurs; and (c) the day the Agreement is terminated by FIL.

             2.5. All Obligations shall bear interest, computed on the basis of a 360-day year for the actual days outstanding, at a fluctuating rate of interest equal to the sum of the LIBOR Rate plus four percent (4%) per annum, provided, however, in no event shall the interest rate chargeable on such Obligations be less than ____ percent (____%) per annum. Such interest shall be calculated as of the last day of the previous month in which interest is due. At FIL's option, any and all outstanding amounts of principal or interest due FIL shall be debited from any monthly advance of funds pursuant to this Agreement or the Note.

             2.6 In the event of a change in the LIBOR Rate from time to time, the rate of interest to be charged to Borrower shall be correspondingly adjusted as of the date of the LIBOR Rate change. Interest shall be paid on the first day of each month. Any interest not paid when due shall become a part of the Obligations, and shall thereafter bear interest as provided herein. If an Event of Default or termination of this Agreement because of such Event of Default occurs, Borrower shall pay upon FIL's demand an amount equal to the minimum monthly interest payment amount multiplied by the number of months of the term (or renewal term, as applicable), of this Agreement that would otherwise remain but for the occurrence of such Event of Default or termination.

             2.7 At any time during the first twenty four (24) months subsequent to Closing, Borrower shall incur no penalty for prepayment of outstanding principal and interest; provided, however, that Borrower prepays less than the entire amount of outstanding principal and interest then due. In the event FIL fails to make the proposed maximum amount of the Credit Facility available during the initial (12) twelve months subsequent to Closing, Borrower shall be entitled to prepay the entire amount of any outstanding indebtedness under this Agreement and the Note without penalty.

             2.8. FIL shall render statements to Borrower of the Obligations, including all principal, interest and FIL's Costs owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and FIL unless, within thirty (30) days after receipt thereof by Borrower, Borrower notifies FIL in writing specifying the error or errors, if any, contained in any such statements.

             2.9. In consideration for establishing the Credit Facility on the terms and conditions provided for herein, Borrower agrees to pay to FIL a commitment and funding fee of ten (10%) of the amount of any monthly advance of funds pursuant to this Agreement or the Note. All fees in this section shall be debited from the monthly advance of funds, and deemed earned and non-refundable upon payment thereof. In the Event of Default, any outstanding fees owed under this paragraph become immediately due and payable including fees that would be

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due and payable on the remaining portion of the aggregate Credit Facility commitment not yet advanced.

             2.10. Upon an Event of Default, and for as long as such Event of Default or the consequences thereof continue, interest shall accrue on the Obligations from and after such Event of Default at a rate of interest which is four (4) percentage points greater than the rate then being charged.

             2.11 No provision of this Agreement or any other aspect of the transaction of which this Agreement is a part is intended to or shall require or permit the holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action, or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in the State of Nevada as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be applied against the unpaid principal balance of this Agreement or, to the extent that the principal balance has been paid in full by reason of such application or otherwise, such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Agreement, and thereafter the rate of interest accruing under this Agreement is less than the rate permitted by law, this Agreement shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, if any charge or fee for which Borrower or any Guarantor is or becomes obligated in connection with the Loan Documents constitutes interest and is not otherwise stated as a rate, such charge or fee shall be deemed an additional rate of interest to which Borrower and each Guarantor agree, computed by dividing the amount of such charge or fee by the principal amount of the Credit Facility. This provision shall control every agreement between the Borrower and each Guarantor and FIL.

             2.12 Warrant Agreement. As additional consideration for FIL advancing funds (if any) to Borrower under this Agreement, the Note, or otherwise, Borrower hereby grants to FIL a warrant to purchase common stock of the Borrower, in the form attached hereto as Exhibit E, and incorporated by reference into, and made fully a part of, this Agreement.


3. Creation of Security Interest.
   ------------------------------

             3.1 Borrower grants to FIL a first priority lien and security interest in the Collateral to secure the prompt payment and timely performance by Borrower of the Obligations.

             3.2. Borrower shall execute and deliver to FIL concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of FIL, promissory notes, financing statements, initial financing statements, continuation statements, security agreements, mortgages, assignments, capitalization schedules, certificates of title, affidavits, reports, notices, schedules of accounts, SEC filings, letters of authority, certificates of designation and preferences, and all other documents and records that FIL may request, in such form as is satisfactory to FIL, to further

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evidence the obligations and/or to perfect and maintain FIL's security interest in the Collateral and fully comply with this Agreement (collectively the "Loan Documents").

             3.3. Borrower authorizes FIL to file one or more financing statements and initial financing statements describing the Collateral. Borrower hereby makes, constitutes and appoints FIL (and any of FIL's officers, employees or agents designated by FIL) as Borrower's true and lawful attorney with power, but without notice to Borrower, to sign the name of Borrower on any Financing Statement, initial financing statement, continuation statement, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, or notice or other similar document necessary to perfect or continue the perfection of FIL's security interest in the Collateral. Borrower shall make appropriate entries in Borrower's Books disclosing FIL's security interest in the Collateral. The power of attorney created in this section is coupled with an interest, and shall be irrevocable until all Obligations are fully paid and satisfied.

             3. Borrower authorizes FIL to obtain information from Borrower's suppliers and customers and, in this regard, Borrower waives any right or claim against any such supplier or customer for furnishing information to FIL.

4. Indemnification. . Borrower hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, accountants, attorneys, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Credit Facility, the Collateral, or any of the transactions contemplated under this Agreement (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct. If Borrower or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

5. Possession and Control of Collateral.
   -------------------------------------

             5.1. FIL, or its designee or transferee shall have possession of the Collateral. Borrower shall in all events bear the risk of loss of the Collateral.

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             5.2. FIL shall have no duty to collect any income accruing on the
Collateral or to preserve any rights relating to the Collateral.

             5.3. Where Collateral is in the possession of a third party, Borrower will, if requested by FIL, join with FIL in notifying the third party of FIL's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of FIL.


6. Representations and Warranties.
   -------------------------------

             6.1. From 120 days from the earlier of the date of the execution of this Agreement or the Closing, and continuing until all Obligations have been fully paid and satisfied, Borrower hereby warrants and represents that:

                 (a) If Borrower is a corporation or limited liability company, it is duly organized and is and all time hereinafter will be in good standing under the laws of the state of its incorporation or registration and is duly qualified and in good standing in every other state in which the nature of its business requires such qualification;

                 (b) Borrower is the true and lawful owner of the Collateral and has the rights, power and authority to transfer and grant a security interest therein to FIL;

                 (c) The Chief Executive Office State, Borrower State, Collateral States and the chief place of business and the office where Borrower's Books are kept are each accurately identified in Exhibit A;

                 (d) Borrower is not doing business and has not done business during the last six (6) years under any trade name or style, except its name as set forth in this Agreement or under the following name:

                 (e) The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of its organizational documents (including amendments thereof) by laws or other instrument binding upon Borrower, (2) any law, governmental regulation, court decree or order applicable to Borrower, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Borrower or of any person except as may be expressly contemplated in the Loan Documents.

                 (f) At Closing, or w/in 120 days subsequent to Closing, Borrower shall obtain any and all requisite shareholder and/or director consents permitting this Agreement and the transactions contemplated hereunder.


                 (g) There are no actions or proceedings pending by or against Borrower or any guarantor of the Obligations in any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent

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litigation, governmental investigation or claim, complaint, action or prosecution involving Borrower or any guarantor of Borrower, except as may have been specifically disclosed in writing to FIL and if any of the foregoing arise during the term of this Agreement, Borrower shall immediately notify FIL in writing with respect thereto;

                 (h) Borrower has duly filed all federal, state and other governmental tax returns which it is required by law to file and that all taxes and other sums which may be due to the United States, any sate or other governmental authority have been fully paid and that Borrower now has and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue;

                 (i) All assessments and taxes whether real, personal or otherwise due and payable by or imposed, levied, or assessed against Borrower or any of its assets have been paid and shall hereafter be paid in full before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law (including timely payment or deposit of all FICA payments and withholding taxes) and will execute and deliver to FIL on demand appropriate certificates attesting to the payment or deposit thereof;

                 (j) With respect to the Collateral, FIL's security interest therein is now and shall hereafter at all times constitute a perfected, choate, and first security interest in the Collateral and is not now and will not hereafter become subordinate or junior to the security interest, lien, encumbrance or claim of any Person; and

                 (k) All financial statements and information relating to Borrower or any guarantor of the Obligations or with respect to the Accounts which have been or may hereafter be delivered by Borrower to FIL (or are a matter of public disclosure) are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, and there has not been any material adverse change in the financial condition of Borrower or any guarantor since the last submission of such financial information to FIL.


                  6.2. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each installment (if any) under this Agreement, the Promissory Note dated December 19, 2003 or otherwise, and shall be conclusively presumed to have been relied upon by FIL regardless of any investigation made or information possessed by FIL. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given to FIL.



7. Affirmative Covenants.
   ----------------------

             7.1. Until all Obligations are fully paid and satisfied, Borrower will:

                 (a) At all times fully comply with all federal, state and local laws, rules, orders or regulations pertaining to the conduct of its business,

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including, but not limited to all applicable federal, state and local environmental laws and regulations relating to the storage, usage and disposal of hazardous substances or toxic chemicals by Borrower in its business. In this regard, Borrower agrees to defend, indemnify and hold FIL harmless for and against any and all costs, claims, demands, damages including attorneys' fees, court costs, and investigatory and laboratory fees which FIL may suffer or incur in connection with any such violation which indemnification shall survive the termination of this Agreement.

                 (b) Preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

                 (c) Maintain itself in good standing in all jurisdictions in which Borrower is doing business, and at the request of FIL, furnish to FIL evidence of its good standing in all such jurisdictions.

                 (d) Maintain Borrower's Books at the address(es) set forth in Exhibit "A."

                 (e) Allow FIL to possess and remove copies of Borrower's Books to FIL's premises or the premise of any agent of FIL, for so long as FIL may desire in connection with the enforcement of FIL's rights under this Agreement.

                 (f) Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles which contain such information as may be requested by FIL, and permit FIL or any of its agents, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of Borrower, to have access to and have the right to examine all of Borrower's Books and in connection therewith and permit FIL or any of its agents to copy and make extracts therefrom.

                 (g) Furnish to FIL monthly, or upon two (2) days written request at FIL's request, written schedules and reports of the status of Borrower's Accounts in such form as shall be required by FIL.

                 (h) Promptly furnish to FIL such records, data and other information with respect to the financial condition of Borrower, the Collateral and any guarantor, as FIL may request from time to time, and shall deliver to FIL detailed reports, each in a form satisfactory to FIL and containing a statement of the financial condition and operation of Borrower: (i) for each calendar month, within thirty (30) days after the end of each month; and (ii) for each fiscal year, within ninety (90) days after the end of each such fiscal year. Within twenty (20) days after demand by FIL, Borrower shall deliver to FIL copies of any financial report or statement prepared by or for Borrower. Each such statement and report shall be reviewed or compiled by an independent CPA or prepared by an authorized officer of Borrower that such report, statement or document delivered or caused to be delivered to FIL is complete, correct and thoroughly presents the financial condition of Borrower, and that on the date of said certification no event or condition exists which constitutes a breach or Event of Default under this Agreement.

                 (i) Notify FIL, in writing, of any material adverse change in Borrower's financial condition.

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                 (j) Make timely payment or deposits of all taxes (including
FICA payments and deposits of withholding taxes) and assessments required to be paid by Borrower and deliver to FIL, as requested, evidence of such payment or deposit.

                 (k) Pay all rent when due and otherwise abide by the terms under which Borrower leases or occupies the premises at which the Collateral is located; provided further if Borrower fails to do so, FIL may, without any obligation, pay such rent and any sum so paid shall be part of FIL's Costs, secured by the Collateral and payable on demand.

                 (l) Cause to be paid all amounts necessary to fund, in accordance with their terms, all pension plans presently in existence or hereafter created and Borrower will not withdraw from participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of its employees under circumstances that could result in liability to the pension Benefit Guarantee Corporation, or any of its successors or assigns, or to the entity which provides funds for such deferred compensation plan.

                 (m) Keep the Collateral free from any lien, security interest or encumbrance adverse to FIL and defend, at its own expense, the Collateral and the proceeds thereof against all claims and demands of all Persons at any time claiming the same or any interest therein.

                 (n) Promptly deliver to FIL all documents and instruments relating to the Collateral, as FIL may request from time to time.

                 (o) On request of FIL, execute and deliver to FIL any and all additional documents, which FIL may request from time to time to evidence the advances made hereunder, or the security interest granted hereby, or effect the transactions contemplated hereunder.

                 (p) Within 120 days from Closing, shall authorize an amount of common stock shares equivalent to 125% of the amount of common stock into which FIL's Series B Convertible Preferred Stock may convert into in the Event of Default. The Company covenants that it will at all times from and after the date hereof reserve and keep available such amount of its authorized shares of Common Stock, free from all preemptive or similar rights therein. The company further covenants that such common shares as may be issued pursuant to any conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                 (q) Borrower shall have thirty (30) days from Closing to provide FIL with an Officer's Certificate and any other documentation at FIL's request evidencing FIL's right upon an Event of Default to vote their Series B Preferred Stock as if it were converted to Borrower's common stock

                 (r) Borrower shall have thirteen (13) months from the Closing to obtain key man life insurance securing the life, health, accident and disability of the Borrower's Chief Executive Officer (or another officer of Lender's choosing), naming FIL as beneficiary, and in an amount equal to the proposed maximum aggregate amount of the Credit Facility.

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                 (s) Prior to Closing or within 120 days, Borrower shall cause its attorneys to issue a legal opinion in the form attached hereto as Exhibit F, and incorporated by reference and made fully a part of this Agreement, requesting the Borrower's transfer agent that in the Event of Default under this Agreement and any subsequent conversion into the Borrower's common stock (whether by conversion of Series B Preferred Stock, or through exercise of any warrant), such transfer agent immediately issue common stock shares in the name of FIL (or its designee or transferee), pursuant to the terms and conditions of this Agreement.

                 (t) Upon the earlier of six (6) months subsequent to the Closing or any Event of Default, Borrower shall file a registration statement with the Securities and Exchange Commission for the common stock issuable upon any exercise of the Warrants, upon the terms and conditions set forth in Exhibit D (the "Demand Registration Rights").


8. Negative Covenants.
   -------------------

             8.1. Until all Obligations are fully paid and satisfied, Borrower will not, without the prior written consent of FIL:

                 (a) Grant a security interest in the Collateral, or permit a lien, claim or encumbrance to be imposed on any of the Collateral, or allow the Collateral to be possessed by or under the control of any other Person;

                 (b) Sell, license, lease, rent or otherwise dispose of, move, transfer or relocate outside the Collateral State, whether by sale or otherwise, any of Borrower's assets, including the Collateral but excluding Inventory which may be sold, licensed, leased, or otherwise disposed of in the ordinary course of Borrower's business, provided that FIL continues to have a security interest in the proceeds thereof;

                 (c) Affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture or an accession, and Borrower agrees that the Collateral shall remain personal property at all times notwithstanding any affixation thereof to any real property;

                 (d) Permit any Collateral to be used in violation of any applicable law, regulation or policy of insurance'

                 (e) Permit any levy, or attachment to be made on any of Borrower's assets;

                 (f) Permit any receiver, trustee, custodian, assignees for the benefit of creditors or any other Person or entity having similar powers or duties to be appointed or to take possession of any or all of Borrower's assets;

                 (g) Change its business structure, corporate identity or structure, do business under any additional trade name, or liquidate, merge or consolidate with or into any other business organization;

                 (h) Change its Borrower State;

                 (i) Change it's corporate or trade name without providing FIL with thirty (30) days' prior written notice;

                 (j) Change any of its Collateral States without providing FIL with 30 days' prior written notice;

                 (k) Relocate its place of business, its Chief Executive Office State or move Borrower's Books from the locations set forth in Exhibit "A;"

                 (l) Acquire any entity or purchase the stock or securities of any entity (other than securities of any state or federal government);

                 (m) Permit any sale or disposition of a controlling interest in Borrower or permit a change in the management of Borrower. For purposes of this paragraph, "Controlling Interest" shall mean greater than 50% of the Borrower's issued and outstanding voting securities;

                 (n) Enter into any transaction or incur any debts not in the usual course of Borrower's business;

                 (o) Guarantee or otherwise become in any way liable with respect to the obligations of any Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to FIL on account of the Obligations;

                 (p) Pay or declare any dividends upon Borrower's capital stock;

                 (q) Redeem, retire, purchase or otherwise acquire directly or indirectly any of Borrower's capital stock;

                 (r) Make any distribution of Borrower's property or assets;

                 (s) Make any advance, loan, contribution or payment of money (other than compensation for personal service), goods or credit to, or guarantee any obligation of any subsidiary, affiliate or parent corporation, or any officer, shareholder or employee, or cause or permit any such advance, loan, contribution or guarantee to be made by any subsidiary corporation other than the guaranty executed in connection herewith with this Agreement.

                 (t) Permit the sale, pledge or other transfer of any equity or ownership interest in Borrower;

                 (u) Make any loan to any Person or entity;

                 (v) Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term "Affiliate" means any individual or entity directly or indirectly controlled by, or under common control with, another individual or entity.


9. Events of Default.
   ------------------

             9.1. The occurrence of any one or more of the following shall, at the option of FIL, constitute an event of default under this Agreement (each an "Event of Default")

                 (a) Borrower fails to pay when due and payable or declared to be due and payable, any of the Obligations (whether of principal, interest, taxes, reimbursement or FIL's Costs or otherwise);

                 (b) Borrower fails or neglects to comply with, perform, keep or observe any term, provision, condition, or covenant contained in this Agreement, or any other present or future agreement between Borrower and FIL;

                 (c) Any representation, statement or report or certificate made or delivered by Borrower, or any of its officers or agents (either individually or as an officer or agent of Borrower), to FIL proven to be untrue, inaccurate, incomplete or incorrect in any material respect;

                 (d) There is a material impairment in the prospect of repayment in the prospect of repayment of the Obligations or a material impairment in the value of the collateral or the priority of FIL's security interest in the Collateral is contested;

                 (e) Any of Borrower's assets are attached, seized, or are levied upon, and the same are not released, discharged or bonded against within twenty (20) business days thereafter;

                 (f) A notice of lien, levy or assessment is filled of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof bonded against within twenty(20) business days thereafter;

                 (g) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such order is not released within (20) business days of receipt of notice thereof by Borrower;

                 (h) Any proceeding under the Bankruptcy Code or any similar remedy under state statutory or common law is filed by or against Borrower;

                 (i) Borrower ceases normal business operations;

                 (j) Intentionally Omitted.;

                 (k) A judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within twenty (20) business days thereafter;

                 (l) If any of Borrower's records are prepared and kept by an outside computer service at any time during the term of this Agreement, and said computer service fails to timely provide FIL with any requested information or financial data pertaining to the Collateral, Borrower's financial condition or the results of Borrower's operations;

                 (m) If there is a default in any agreement(s) to which Borrower is a party with third parties resulting in a right by such third parties to accelerate the maturity of any indebtedness of Borrower to such third party provided, however, that Borrower and the aggregate amounts in question is greater than fifty thousand dollars ($50,000.00).;

                 (n) Borrower makes any payment on account of indebtedness that has been subordinated to the Obligations to FIL, without FIL's consent, or if any Person subordinating such indebtedness terminates or in any way limits his subordination.

                 (o) The Chief Executive Officer of Borrower dies, or is no longer associated with the Borrower in that capacity and a replacement reasonably satisfactory to FIL is not in place within thirty (30) days of such death or disassociation;

                 (p) Borrower fails to comply with, or become subject to, any administrative or judicial proceeding under any federal, state or local (i) hazardous waste or environmental law; (ii) asset forfeiture or similar law which can result in the forfeiture of property; or (iii) other law, where noncompliance may have any significant effect on the Collateral;

                 (q) FIL receives notification or otherwise discovers that FIL's security interest is not prior to all other security interests or other interests in the collateral;


             9A. Cure Provisions. Should Borrower be in material breach of any provision of this Agreement during the first twenty four (24) months subsequent to Closing, it shall have a thirty (30) day period to cure, after receipt of written notice by FIL of such breach, provided such breach is capable oftcure. Should Borrower be in material breach of any provision of this Agreement subsequent to this initial twenty four (24) month period, Borrower shall have forty five (45) days to cure, provided such breach is capable of cure. The provisions of this paragraph shall not apply to payments of any Obligations, which shall be due and payable ____________, and which, if late, shall be deemed both a default and an uncured default under this Agreement if not cured within fifteen (15) days of being late.

10. FIL's Rights and Remedies.
    --------------------------

             10.1. Upon the occurrence of an Event of Default by Borrower under this Agreement, FIL may, at its election, without notice of its election and without demand upon Borrower or any guarantor, do any one or more of the following, all of which are authorized by Borrower:

                 (a) Declare any or all of the Obligations, whether evidenced by note(s) or otherwise, immediately due and payable;

                 (b) Terminate this Agreement, but without affecting FIL's rights and security interests in the Collateral, and the Obligations;

                 (c) Cease making advances to or for the benefit of Borrower under the Credit Facility or reduce the Credit Facility;

                 (d) Continue making advances to Borrower in such amounts as FIL may determine, in its sole discretion, without waiving any default by Borrower under this Agreement;

                 (e) Exercise any and all of the rights accruing to a secured party under the Code and any other applicable law;

                 (f) Require Borrower to assemble the Collateral, hold the same in trust for FIL's account and, at Borrower's expense, deliver the same to FIL or to a third party at a place or places to be designated by FIL which is reasonably convenient to the parties, or store the same in a warehouse in FIL's name and deliver to FIL documents of title representing said Collateral;

                 (g) Enter, with or without process of law, and without further permission of Borrower, any premises where the Collateral is or is believed by FIL to be located, using all necessary force to accomplish the same without committing a breach of the peace (Borrower hereby waives all claims for damages or otherwise due to, arising from or connected with such entry and/or seizure), and: (i) take possession of said premises and of the Collateral located therein;
(ii) place a custodian in exclusive control of said premises and of any of the Collateral located therein; (iii) remove from the premises the Collateral (and any copied of Borrower's Books, materials and supplies) in any way relating to the Collateral or useful by FIL in enforcing its rights hereunder; (iv) remain upon said premises and use the same (together with said Borrower's Books, materials and supplies) for the purpose of collecting the Collateral and/or preparing the Collateral for disposition and/or disposing of the Collateral;

                 (h) Make (without any obligation to do so) any payment and take such action as FIL considers necessary or reasonable to protect or preserve the Collateral or its security interest therein, including paying, purchasing, contesting or compromising any encumbrance, charge or lien which, in the opinion of FIL, interferes with the enforcement of its security interests or the liquidation or disposition of the Collateral;

                 (i) Sell at one or more public or private sales, lease or otherwise dispose of the Collateral (regardless whether FIL has taken possession thereof or whether the Collateral is present at any such sale or disposition) in its then condition, or after further manufacturing, processing or preparation thereof (utilizing, in connection therewith, without charge or liability to FIL therefor, any of Borrower's assets), by means of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable, in the opinion of FIL;

                 (j) Seek temporary or permanent injunctive relief without the necessity of proving actual damages, as no remedy at law will provide adequate relief to FIL and, in this regard, the bond which FIL may be required to post shall be no more than $500.00; and

                 (k) Require Borrower to pay all of FIL's Costs incurred in connection with FIL's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by FIL;

             10.2 Any deficiency that exists after disposition of the Collateral as provided herein, shall be due and payable by Borrower upon demand, with any excess to be paid by FIL to Borrower

             10.2A In the Event of Default under this Agreement, Borrower shall pay FIL a single fee of 10% of the outstanding balance owed to FIL.

             10.2B. In the Event of Default under this Agreement, Borrower agrees to immediately amend the Certificate of Designation and Preferences for the Series ---Convertible Preferred Stock, and execute any and all other documents at FIL's request. Such amendment and documents shall provide FIL the same voting rights inherent in the Borrower's common stock.

             10.3. FIL shall give Borrower such notice of any private or public sale, lease or other disposition as may be required by the Code, unless notice has been waived after an Event of Default pursuant to the Code.

             10.4. FIL shall have no obligation to clean up or otherwise prepare the Collateral for sale. FIL shall have no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and FIL may release, modify or waive any of the Collateral provided by any other Person to secure any of the Obligations, all without affecting FIL's rights against Borrower. Borrower waives any right it may have to require FIL to pursue any third Person for any of the Obligations. FIL has no obligation to marshal any assets in favor of Borrower, or against or in payment of the Obligations or any other obligation owed to FIL by Borrower or any other Person. FIL may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

             10.5. FIL may dispose of the Collateral without giving any warranties as to the Collateral. FIL may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

             10.6. If FIL sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchase, received by FIL and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, FIL may resell the Collateral and Borrower shall be credited with the proceeds of the sale.

             10.7. In the event FIL purchases any of the Collateral being sold, FIL may pay for the Collateral by crediting against the purchase price of some or all of the Obligations.

             10.8 FIL's rights and remedies under this Agreement and all other agreements shall be cumulative and may be exercised simultaneously or successively, in such order as FIL shall determine. In addition, FIL shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by FIL of one right or remedy shall be deemed an election, and no waiver by FIL of any default on Borrower's part shall be deemed a continuing waiver. No delay by FIL shall constitute a waiver, election or acquiescence by it.

             10.9 Immediately upon an Event of Default, and at FIL's request, Borrower shall register with the Securities and Exchange Commission the common stock to be issued upon any conversion of the Series __Preferred Stock (the "Demand Registration Rights"). The Demand Registration Rights shall be in the form attached hereto as Exhibit D, incorporated by reference and made a part of this Agreement.

             10.10 Any and all outstanding Commitment Fees shall become immediately due and payable upon an Event of Default.

             10.11 In the Event of Default, Borrower does hereby irrevocably designate, make, constitute and appoint FIL and any agent designated by FIL, as Borrower's true and lawful attorney, with power to do the following in Borrower's or FIL's name and at Borrower's expense but without notice to Borrower, and at such time or times (except as otherwise provided herein) as FIL may, in its sole election, determine:

                 (a) Endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into FIL's possession;

                 (b) Sign Borrower's name on any invoice, freight bill or bill of lading relating to any Account, on any draft against an account debtor, on any schedule assignment of Accounts, verification of Accounts or on any notice to account debtors;

                 (c) Prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against an account debtor;

                 (d) Prepare, file and sign Borrower's name on any notice of lien, claim of mechanic's or material man's lien or similar document or waiver or satisfaction thereof in connection with an Account; and

                 (e) Execute any other documents that may facilitate the collection, liquidation or disposition of the Collateral.

             10.12 If in the event of any Default, whether cured or uncured, , FIL employs counsel for advice or other representation (i) with respect to any of the Collateral or this Agreement; (ii) to represent FIL in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by FIL, Borrower or any other party) in any way relating to any of the Collateral, this Agreement or Borrower's affairs;
(iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral; (iv) to attempt to enforce any security interest of FIL in any of the Collateral; or (v) to enforce any rights of FIL against Borrower or against any other Person which may be obligated to FIL by virtue of this Agreement including Borrower's account debtors, then, in any of the foregoing events, all of the reasonable attorneys' fees not to exceed $10,000.00 arising from such services and all expenses, costs and charges in any way arising in connection therewith or relating thereto shall constitute a part of FIL's Costs secured by the Collateral and be payable on demand.

10A. Borrower Rights and Remedies. Should FIL fail to distribute any funds to the Borrower pursuant to the Credit Facility by _______, 2004, the Borrower's sole and exclusive remedy shall be to demand, in hard copy written form by actual delivery or facsimile a return of the Collateral. Lender shall comply with such demand as soon as is practicable after receipt of such demand.

In the event that Borrower receives any funds at Closing, and subsequent to Closing, FIL fails to distribute any further amounts pursuant to this Agreement, Borrower's sole remedy shall be to prepay any amounts of indebtedness pursuant to paragraph 2.8 of this Agreement., and receive its Collateral from FIL; provided however that FIL may, but shall not be obligated to, return the Collateral prior to twelve (12) months subsequent to Closing.


11. Taxes and Expenses Regarding Borrower's Property.
    -------------------------------------------------

             11.1. If Borrower fails to pay any assessments, taxes, contributions, or make any deposits, or furnish any required proof thereof as set forth in Section ** hereof or in any other provision of this Agreement, FIL may, in its sole and absolute discretion and without notice to Borrower (i) make payment of the same amount or any part thereof; or (ii) set up such reserves in Borrower's account as FIL deems necessary to satisfy the liability therefor, or both. If Borrower fails to promptly pay when due to any other Person, any sum which Borrower is required to pay by reason of any provision in this Agreement, FIL may, but is not obligated to, advance any sums which it deems appropriate for the protection or preservation of the Collateral or its security interest therein, and the amount so advanced by FIL shall bear interest at the rate provided for in Section *** above, and shall constitute FIL's Costs, payable on demand, and shall be secured by the Collateral. Any payment made by FIL shall not constitute (i) an agreement by it to make similar payments in the future; or
(ii) a waiver by FIL of any default under this Agreement. FIL need not contest nor inquire as to the validity of any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

12. Waivers By Borrower.
    --------------------

             12.1. FIL shall not be deemed to have waived any provision of this Agreement, or any right or remedy, which it may have hereunder, or at law or equity, unless such waiver is in writing, and signed by FIL.

             12.2. Borrower waives the right to direct the application of any payments at any time or times received by FIL on account of the Obligations and Borrower agrees that FIL shall have the continuing exclusive right to apply and reapply such payments in any manner, as FIL may deem advisable.

             12.3. Except as otherwise provided for in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by FIL on which Borrower may in any way be liable.

             12.4. Failure or delay by FIL in exercising or enforcing any right, power, privilege, lien, option or remedy hereunder shall not operate as a waiver thereof and a waiver by FIL of any default by Borrower under this Agreement shall not be construed to create any right or expectation of future waiver of any subsequent breach or default by Borrower under this Agreement whether of the same or of a different nature.

             12.5. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS HEREUNDER.


13. Notices.
    --------

             13.1. Unless otherwise provided in this Agreement, all notices, demands or other communications to either party shall be in writing and shall be mailed, telecopied or communicated by means of facsimile transmission (followed by a mailed or delivered hard copy), or delivered by hand or courier service, at their respective addresses set forth in this Agreement, or at such other addresses as shall be designated by such party in a written notice to the other party. All notices and other communications shall be deemed delivered and effective when a record has been sent by telecopy or other facsimile transmission, or upon receipt through the Internet, or upon hand delivery or upon the third business day after deposit in a United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient.


14. Destruction of Borrower's Documents.
    ------------------------------------

             14.1. Any documents, schedules, invoices or other papers delivered to FIL may be destroyed or otherwise disposed of by FIL five (5) months after they are delivered to or received by FIL, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements at Borrower's expense for their return.


15. Release.
    --------

             15.1. At such time as all Obligations shall have been fully paid and satisfied and Borrower and all guarantors of the Obligations execute a release acknowledging that Borrower does not have any claims against FIL and provides FIL with an appropriate indemnity indemnifying FIL for any remittances for which Borrower has received credit and which are not paid, FIL shall release its security interest in the Collateral and deliver to Borrower an appropriate termination statement.

16. General Provisions.
    -------------------

             16.1. The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

             16.2. If at any time or times hereafter, FIL employs counsel for advice or other representation (i) with respect to any of the Collateral or this Agreement; (ii) to represent FIL in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by FIL, Borrower or any other party) in any way relating to any of the Collateral, this Agreement or Borrower's affairs; (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral; (iv) to attempt to enforce any security interest of FIL in any of the Collateral; or (v) to enforce any rights of FIL against Borrower or against any other Person which may be obligated to FIL by virtue of this Agreement including Borrower's account debtors, then, in any of the foregoing events, all of the reasonable attorneys' fees not to exceed $10,000.00 arising from such services and all expenses, costs and charges in any way arising in connection therewith or relating thereto shall constitute a part of FIL's Costs secured by the Collateral and be payable on demand.

             16.3. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against FIL or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

             16.4. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under and according to the Bermuda, without regard to principles of conflicts of laws, and except to the extent that the Code provides for the application of the law of the Borrower State.

             16.5. In any litigation involving FIL and Borrower, Borrower does hereby irrevocably submit itself to the process, jurisdiction and venue of the courts of __________ or to the process, jurisdiction and venue of _____________for the purposes of suit, action or other proceedings arising out of or relating to the Agreement or the subject purposes of suit, action or other proceedings arising out of or relating to this Agreement or the subject matter hereof, and without limiting the generality of the foregoing, hereby waives and agrees not to assert by way of motion, defense or otherwise in any such suit, action or proceeding any claim that Borrower is no personally subject to the jurisdiction of such courts, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

             16.6. The provisions of this Agreement are independent of and separate from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability of any other provision hereof and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

             16.7. Article and section headings and numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

             16.8. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

             16.9. FIL shall have the right, without the consent of or notice to Borrower to grant participation interests in the Credit Facility and in this regard may provide the participant with any and all information with respect to Borrower and the Credit Facility. In addition, FIL may assign this Agreement and its rights and duties hereunder at any time, without the consent of or notice to Borrower. This Agreement shall inure to the benefit of FIL, its successors and assigns. Borrower may not assign this Agreement or any rights hereunder without FIL's prior written consent and any such assignment shall be void and of no effect whatsoever. No consent to any assignment by FIL shall, without the written consent of FIL, release Borrower or any guarantor of its Obligations to FIL.

             16.10. This Agreement shall inure to the benefit of FIL and any successors or assigns of FIL, including any participant in the Credit Facility. This Agreement shall bind and inure to the benefit of the successors and assigns of FIL and shall bind all Persons who become bound as a debtor to this Agreement. Borrower may not assign this Agreement or any rights hereunder without FIL's prior written consent and any prohibited assignment shall be absolutely void. No consent to any assignment by FIL shall release Borrower or any guarantor of its Obligations to FIL. FIL may assign this Agreement and its right s and duties hereunder, and if an assignment is made, Borrower shall render performance under this Agreement to the assignee. Borrower waives and will not assert against any assignee of FIL any claims, defenses (except defenses which cannot be waived) or set-offs which Borrower could assert against FIL.

17. Rules of Construction.
    ----------------------

             17.1. No reference to "proceeds" in this Security Agreement authorizes any sale, transfer or other disposition of the Collateral by the Borrower.

             17.2. "Includes" and "including" are not limiting.

             17.3. "Or" is not exclusive.

             17.4. "All" includes "any" and "any" includes "all."

             17.5. "Material Impairment" for purposes of this Agreement includes without limitation (i) Borrower sustains a net operating loss for twelve consecutive months; and (ii) Borrower uses a substantial amount of funds from the business for a non-business purpose.

                            NOTICE OF FINAL AGREEMENT
                            -------------------------


         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                            FINANZINVEST, LTD, a Bermuda
                                            company


                                            By:    /s/ David M. Thompson
                                                   -----------------------------
                                                   David M. Thompson

                                            Title: Director
                                                   ----------------------------

         BORROWER:

         AngelCiti Entertainment, Inc.
         a Nevada corporation



         By:  /s/ George Gutierrez
              -------------------------
         George Gutierrez, President

                                    EXHIBITS

                                    EXHIBIT A
                                    ---------

                              AMORTIZATION SCHEDULE
               (PROVIDED UNDER SEPARATE COVER WITH THIS AGREEMENT)

                                   EXHIBIT B
                                   ---------

                           CERTIFICATE OF DESIGNATION

     CERTIFICATE OF DESIGNATION, NUMBER, POWERS, PREFERENCES AND OTHER RIGHTS AND QUALIFICATIONS, LIMITATIONS, RESTRICTFONS AND OTHER CHARACTERISTICS OF (SERIES "XX") PREFERRED STOCK

                                       OF
                         ANGELCITI ENTERTAINMENT, INC.

         It is hereby certified that:

             1. The name of the corporation is AngelCiti Entertainment, Inc. (hereinafter called the "corporation").

             2. The certificate of incorporation, as amended, of the corporation authorizes the issuance of 49,020 shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a (Series "B") issue of Preferred Stock:

         RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the (Series "B") Preferred Stock:

             (a) Designation. The series of Preferred Stock created hereby shall be designated the (Series "B") Preferred Stock (the "(Series "B") Preferred Stock").

             (b) Authorized Shares. The number of shares of (Series "B") Preferred Stock shall be 100,000 shares.

             (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of (Series "B") Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of junior capital stock, including Common Stock, an amount equal to (market value of preferred as of this date (i.e.)each $ 1 million of loan=$25 million.) million dollars divided by the number of common shares into which this series of preferred stock converts per share, plus accrued and unpaid dividends (the "Liquidation Preference"). If upon such liquidation, dissolution or winding up of the corporation, the assets of the corporation available for distribution to the holders of the (Series "B") Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the corporation shall be distributed ratably among the holders of the (Series "B") Preferred Stock and parity capital stock, if any. Neither the consolidation or merger of the corporation nor the sale, lease or transfer by the corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the corporation for purposes of this Section (c).


             (d) Dividends. The (Series "B") Preferred Stock shall not be entitled to receive any dividends.

             (e) Conversion Rights. Each share of (Series "B") Preferred Stock shall be convertible, at the option of the holder, into (24,000) fully paid and nonassessable shares of the corporation's Common Stock, provided however, that such conversion would not violate any applicable federal, state or local law, rule, regulation, or any judgment, writ, decree, or order binding upon the Corporation or the holder, or any provision of the Corporation's or the holder's amended Articles of Incorporation of Bylaws, nor conflict with or contravene the provisions of any agreement to which the Corporation and the holder are parties or by which they are bound. Said conversion rate shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

                 (i) Conversion Procedure. The holder shall effect conversions by surrendering the certificate(s) representing the (Series "B") Preferred Stock to be converted to the corporation, together with a form of conversion notice satisfactory to the corporation, which shall be irrevocable. If the holder is converting less than all of the shares of (Series "B") Preferred Stock represented by the certificate tendered, the corporation shall promptly deliver to the holder a new certificate representing the (Series "B") Preferred Stock not converted. Not later than five (5) trading days after the conversion date, the corporation will deliver to the holder, (i) a certificate or certificates, which shall be subject to restrictive legends and trading restrictions required by law, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the corporation shall not be obligated to issue such certificates until the (Series "B") Preferred Stock is delivered to the corporation. If the corporation does not deliver such certificate(s) by the date required under this paragraph (e)(i), the holder shall be entitled by written notice to the corporation at any time on or before receipt of such certificate(s), to rescind such conversion.

                     (i)(a) Value Maintenance and Reset Provision
                            -------------------------------------

         The number of common shares that this series of convertible preferred shares convert into, are initially set as of the date of this agreement. The number of shares is calculated by taking the conversion ratio and multiplying the amount of common shares available per preferred share by the number of preferred shares designated by the preferred share certificate attached to this agreement. However, this number shall be adjusted at the end of each month or upon any date that a demand for conversion occurs. The purpose of this provision is to maintain the original underlying value of the preferred shares on the date of the original issuance of the preferred shares. This will be accomplished using the following formula.

         One divided by the quotient of the common stock price at the day of conversion divided by the common stock price as of original date of issuance of the preferred shares. This result shall be multiplied by the number of original common shares that the preferred shares could have been converted to, i.e. original common stock price $10; current stock price $5. If we were to convert the convertible today the number of common shares per conversion would increase by the following formula: 1 / ($5 per share / $10 per share) = 2. We then multiply 2 by the original number of common shares that the preferred could have converted into. However, in no case shall the preferred shares be convertible into a number of common shares that are less then the original number of common shares that the preferred have the right to convert into as of the date of issuance.

                 (ii) Conversion Penalty. In the event the corporation breaches its obligation to timely deliver the Common Stock on conversion, then without limiting holder's other rights and remedies, the corporation shall pay to the holder an amount accruing at the rate of $5.00 per day for each such breach for each 24,000 shares of Common Stock subject to the conversion, with pro rata payments for amounts less than (CONVERSION RATIO) shares.

                 (iii) Adjustments on Stock Splits, Dividends and Distributions. If the corporation, at any time while any (Series "B") Preferred Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock any shares of capital stock of the corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                 (iv) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the corporation with or into another person, the sale or transfer of all or substantially all of the assets of the corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of (Series "B") Preferred Stock then outstanding shall have the right thereafter to convert such (Series "B") Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                 (v) Fractional Shares; Issuance Expenses. Upon a conversion of (Series "B") Preferred Stock, the corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of (Series "B") Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than th17at of the Holder, and the corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the corporation that such tax has been paid.

             (f) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of (Series "B") Preferred Stock shall not be entitled to vote on any matters considered and voted upon by the corporation's Common Stock. In the event the holders of the (Series "B") Preferred Stock are entitled to vote on a matter as required by law, the holders shall be entitled to 24,000 votes per share of (Series "B") Preferred Stock. Except as otherwise expressly provided herein or as required by law, the holders of the (Series "B") Preferred Stock and the Common Stock shall vote as separate classes.

             (g) Reservation of Shares of Common Stock. The corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of (Series "B") Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of (Series "B") Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding (Series "B") Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding (Series "B") Preferred Stock, the corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.


             (h) No Reissuance of (Series "B") Preferred Stock. No shares of the (Series "B") Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of capital stock which the corporation shall be authorized to issue.

             (i) Mandatory Redemption. There shall be no mandatory redemption.

             (j) Assignment. Nothing prohibits the preferred stock holder from assigning, pledging or hypothecating the preferred shares.


         and be it further

         RESOLVED, that the statements contained in the foregoing resolutions creating and designating the (Series "B") Preferred Stock and fixing the number, voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof, upon the effective date of such series, be deemed to be included in and be a part of the certificate of incorporation of the corporation pursuant to the provisions of the General Corporation Law of the State of Nevada.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate on December 19, 2003).


         AngelCiti Entertainment, Inc.


         /s/ George Gutierrez
         ----------------------------------
         George Gutierrez, President

                                    EXHIBIT C
                                    ---------

                              OFFICER'S CERTIFICATE


         The undersigned President of Angelciti Entertainment, Inc., a Nevada Corporation (the "Company"), hereby certifies that:


         1. The undersigned is the duly appointed President of the Company.

         2. The Company has duly authorized the undersigned, and has granted him all requisite legal and corporate power make the certifications contained herein.

         3. The Company had duly authorized the undersigned, and granted Mr. Guttierez all requisite legal and corporate power to execute and deliver in the name of the Company a Loan and Security Agreement and Promissory Note, between the Company and FinanzInvest, Ltd., dated December 19, 2003, and related documents (collectively, the "Agreement"), and to execute and deliver any and all documents related to the Agreement, and to do and perform any and all such further acts and things (including, but not limited to, the payment of all necessary expenses) as they or each of them may deem necessary or advisable or have been instructed to do to carry out the intent and accomplish the purposes of the Agreement.

         4. The Company has all requisite legal and corporate power and authority to execute and deliver the Agreement and perform its obligations thereunder. The Agreement, when executed and delivered by the Company will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         5. The Company's representations and warranties set forth in the Agreement were true and correct when made, and shall be true and correct as of December 19, 2003. All covenants, agreements and conditions contained in the Agreement to be performed by the Company as of December 19, 2003 shall have been performed or complied with in all material respects.

         6. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, and is in good standing under the laws of such state.

         7. The execution, delivery, performance and compliance with the terms of the Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation, or of any judgment, writ, decree, or order binding upon the Company or any provision of the Company's amended Articles of Incorporation or By-Laws and do not conflict with or constitute a default under the provision of any agreement to which the Company is a party or by which it is bound.

         8. All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations, or filings with, any federal or state governmental authority or self-regulatory organization on the part of the Company required in connection with the consummation of the transactions contemplated by the Agreement have been obtained and shall be effective as of the date of the funding, and the undersigned is not aware of any proceedings or threat thereof, which question the validity thereof.

         9. All material matters of a legal nature, which pertain to the Agreement, and the transactions contemplated hereby have been discussed and reasonably approved by counsel to the Company.

                                       AngelCiti Entertainment, Inc.



                                       By: /s/ George Gutierrez
                                           -------------------------------------
                                           George Gutierrez, President



                                           -------------------------------------
                                                      Print Name

Dated: December 19, 2003


Notary Public____________

                                    EXHIBIT D
                                    ---------

                           Demand Registration Rights

          Borrower agrees to register the shares of its Common Stock issued or issuable upon: (a) Conversion of its Series __Preferred Stock pursuant to the Agreement; and (b) Exercise of any Warrants pursuant to the Agreement upon the terms and conditions as set forth below.





1. Registration Rights.
   --------------------

         A. Definitions. For purposes of this Agreement:

          i) The terms "registered" and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

          ii) The term "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of Series __Preferred Stock, or upon exercise of a Warrant issued as issuable or upon conversion into Common Stock pursuant to the Agreement; and (ii) any securities of the Borrower issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Common Stock. Registrable Securities, if transferred pursuant to an exemption from registration under the Act, will remain Registrable Securities.

          iii) The term "Holder" means FIL or (i) any person or entity holding any of the Registrable Securities pursuant to the Agreement or otherwise and (ii) any other persons or entity holding Registrable securities to whom these registration rights have been transferred.

          iv) The term "Public Offering" means any primary or secondary offering of the Borrower's securities effected by the filing of a registration statement with the Securities and Exchange Commission in compliance with the Act, and the declaration of the effectiveness of such registration statement.


2. Demand Registration Rights. In the event of a default by the Borrower under the Agreement (or within six months subsequent to Closing, as the case may be), the Borrower shall immediately cause the Holder's Registrable Securities upon five (5) days written notice from Holder.


3. Obligations of the Company. Whenever required under Section IB and the Agreement to effect the registration of any Registrable Securities, the Borrower shall, as expeditiously as reasonably possible:

          i) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective;


          ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          iii) Furnish to the Holders and deliver as directed such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          iv) Use its best efforts to register and qualify, the securities covered by such registration statement under such other securities of blue sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement.



4. Furnish Information. It shall be a condition precedent to the obligations of the Borrower to take any action pursuant to Section IB or IC that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request to be in compliance with the Act.

5. Borrower Registration Expenses. In the case of any registration effected pursuant to Section IB or IC, the Borrower shall bear all registration and qualification fees and expenses, including any additional costs and disbursements of counsel for the Borrower and the Holder that result from the inclusion of securities held by the Holders in such registration;

6. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Borrower, the Borrower shall be required to include any of the Holder's Registrable Securities in such underwriting.

7. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under Section IB or IC, to the extent permitted by law, the Borrower will indemnify and hold harmless each Holder (and its officers, directors, employees, agents, attorneys, accountants and brokers) requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") against any losses, claims, damages or liabilities, joint or several, to which they may become subject to under the Act, the 1934 Act or otherwise, insofar, as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Borrower of any rule or regulation promulgated under the Act or the 1934 Act applicable to the Borrower and relating to action or inaction required of the Borrower in connection with any such registration; and will reimburse each such Holder, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section IG shall not apply to amounts paid in settlement of any such, claim, damage, liability or action if such settlement is effected without the consent of the Borrower, nor shall the Borrower be liable in any such case for any such loss , claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.


8. Termination of Registration Rights. The registration rights granted pursuant to IB and IC shall terminate on December 31, 2013.

                                    EXHIBIT E
                                    ---------

                                    WARRANTS


         THIS WARRANT AND THE OTHER SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECRUITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.



                          COMMON STOCK PURCHASE WARRANT


        Warrant No. 00000                      Issued Date: December   , 2003


                                    BORROWER


         1. Issuance. This Warrant is issued to FinanzInvest, Ltd., or its Assignee or Transferee ( the"Holder") by ___________, Inc., a (State of Incorporation) corporation (hereinafter, with its successors, the "Company").


         2. Exercise Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company or such other office as the Company shall notify the Holder in writing, to purchase from the Company (insert number of warrants) (insert number spelled out) fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock") as set forth on Schedule A hereto and subject to adjustment as provided in Section 8 below.

         3. Payment of Exercise Price; Cashless Exercise.

             a) The exercise price shall be (insert exercise price) (insert exercise price spelled out) (the "Exercise Price") and may be paid in cash, by check or wire transfer in immediately available funds, or as provided in 3 b) below, and subject to adjustment as provided in Section 8 below.

             b) At any time during the term of this Warrant, the Holder may also elect to exercise this Warrant (the "Conversion Right") with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), and the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price in cash or any other consideration other than the surrender of rights to receive Warrant Shares hereunder) that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the difference between (i) the product of (A) the Current Market Price of a share of Common Stock multiplied by (B) the number of Converted Warrant Shares and (ii) the product of
(A) the Exercise Price multiplied by (B) the number of the Converted Warrant Shares, in each case as of the Conversion Date (as defined in Section 3 c) below)), by (y) the Current Market Price of a share of Common Stock on the Conversion Date. No fractional Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date.

             c) If the Company has an effective Registration Statement available for the shares underlying these warrants, then Holder agrees to not avail itself of the cashless exercise.

             d) The Conversion Right may be exercised by the Holder by the surrender of this Warrant as provided in Section 3 b), together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares which are covered by the exercise of the Warrant. Such conversion shall be effective upon receipt by the Corporation of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). The Corporation shall issue to the Holder as of the Conversion Date a certificate for the Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this warrant.

             e) The term "Current Market Price" for the Common Stock as of a specified date shall mean the average closing price per share over the preceding 5 trading days as reported on the NASDAQ exchange.

         4. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         5. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         6. Expiration Date. This Warrant shall expire at the close of business on the Fifth (5th) anniversary of the Original Issue Date and shall be void thereafter.

         7. Reserved Shares; Valid Issuance; Restricted Stock.

             a) The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

             b) The Warrant Shares have not been registered under the Securities Act of 1993 (the "Securities Act"), as amended, or any applicable state securities laws. The Warrant Shares may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Securities Act and applicable laws or some other exemption from the registration requirements of the Securities Act and applicable laws - including a sale under Rule 144 - is available with respect thereto.

         8. Adjustment of Number of Shares; Exercise Price; Nature of Securities Issuable Upon Exercise of Warrants.

             a) Exercise Price; Adjustment of Number of Shares. Each Exercise Price and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

             b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, reasonable, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

             c) Stock Splits, Stock Dividends and Reverse Stock Splits. If at any time after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time after the date hereof, the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

             d) Adjustment of Shares and Price. The number of shares of common stock into which the warrants are convertible pursuant to paragraph ____of this Agreement, the number of shares subject to redemption pursuant to paragraph ____of this Agreement, and the redemption prices set forth in paragraph___of this Agreement, are subject to adjustment from time to time in the event: (a) The Company subdivides or combines its outstanding common stock into a greater or smaller number of shares, including, but not limited to, stock splits, stock dividends payable in stock, rights, or convertible securities; (b) of a reorganization, reclassification of the Company's common stock; the consolidation, merger, of the Company with another entity; the sale, conveyance or other transfer of all or substantially all of the Company's assets to another entity; or other similar event whereby securities or other assets are issuable or distributable to the holders of outstanding common stock of the Company upon the occurrence of such event; (c) of the issuance by the Company to the holders of its common or preferred stock of securities convertible into, or exchangeable for, such shares of common stock; or (d) any future issuance, exchange, conveyance or transfer of the Company's common stock, or options, warrants, or any rights convertible, exercisable or exchangeable into shares of the Company's common stock. Should there be an occurrence of any event set forth in this paragraph, the percentage of the Company's common stock exercisable by the warrant holder (or in the case of a warrant holder that has exercised some or all of its warrants into common stock, the percentage of the Company's common stock held thereby), the percentage of common stock and/or common stock which is held by, or may be issued to a warrant holder, shall remain constant.

             e) Dissolution, Liquidation or Wind-Up. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

         9. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 9, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.


         10. Notices of Record Date, Etc. In the event of:

             a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

             b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

             c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         11. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holder of this Warrant.

         12. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         14. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

Original Issue Date: December ___, 2003

_________________, INC.

         By:      ________________________________


         Name:    ________________________________


         Title:   ________________________________



                                   SCHEDULE A

                  The Holder shall be entitled to exercise this Warrant for shares of Common Stock as follows:

                  The Warrant Shares shall become exercisable in accordance with the following vesting schedule: (insert number of warrants) (insert number spelled out) shares shall be considered fully vested upon issuance.

                                  Subscription


To: ________________________                Date: __________________________



         The undersigned hereby subscribes for ____________ shares of Common Stock at an Exercise Price of $___________________ covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:



                                                   -----------------------------
                                                   Signature



                                                   -----------------------------
                                                   Name for Registration



                                                   -----------------------------
                                                   Mailing Address




                                   Assignment


         For value received _______________________________ hereby sells,


assigns and transfers unto ____________________________________________________


________________________________________________________________________________


________________________________________________________________________________
         (Please print or typewrite name and address of Assignee above)


a portion of the within Warrant equal to __________ shares, and does hereby irrevocably constitute and appoint ______________________ its attorney to transfer said portion of the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: ____________________



                                        ------------------------------


         In the Presence of:


         -------------------------

                                    EXHIBIT F
                                    ---------

                              LEGAL OPINION LETTER
                           TO BORROWER TRANSFER AGENT



December____, 2003


Gentlemen:

         We are counsel to _____________, a ______ corporation (the "Company"). The Company has requested that we provide this opinion in connection with a Loan and Security Agreement dated December___, 2003 between the Company and FinanzInvest, Ltd. (the "Agreement")

         For purposes of this opinion, we have reviewed and relied upon the Agreement and other documents the Company has provided us, together with such other documents we have requested from them, necessary for this opinion (collectively, the "Documents").

         In setting forth our opinion, we have assumed: (i) the authenticity, accuracy and completeness of all Documents and other documentation examined by us; (ii) the genuineness of all signatures on the Documents; (iii) the authority, capacity and power of each of the persons signing the Documents; (iv) that any representation, warranty or statement of fact or law, made in any of the Documents is true, accurate and complete; (v) that the Agreement and the Documents constitute legal, valid and binding obligations of each of the parties thereto, under the laws of each of their jurisdictions of incorporation or formation; (vi) that the Agreement and the Documents are validly authorized, executed and delivered by each of the parties thereto, and the performance thereof will be within the capacity and powers of each such party thereto; (vii) that there are no provisions of the laws or regulations of any jurisdiction which are contravened by the execution or delivery of the Agreement or the Documents, or which would have any implication in relation to the opinion expressed herein; (ix) all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of the Agreement and the Documents. Based upon and conditioned on the foregoing, we are of the opinion that in the event of a default by the Company under the Agreement, and subject to the terms and conditions of the Agreement, FinanzInvest, Ltd. or its designee(s) shall be issued the requisite number of shares of the Company's common stock pursuant to the Agreement (the "Securities"). The Securities shall be free-trading, and issued in certificate form, without a restrictive legend, and shall be free and clear of any liens, charges or encumbrances preventing their issuance or transfer. The Securities shall be validly authorized, validly issued, fully paid and nonassessable.

         The Company shall have all requisite power and authority to issue the Securities as set forth above and to take any and all necessary action to complete the issuance contemplated hereunder, and such issuance shall constitute the legal, valid and binding obligation of the Company to effect such issuance.

         This opinion is solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or used for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. This opinion is strictly limited to the matters stated herein.



         Very truly yours,

         --------------------

                        MULTIPLE ADVANCE PROMISSORY NOTE
                        --------------------------------

                                                               December 19, 2003


         FOR VALUE RECEIVED, the undersigned, (the "Maker") promises to pay, subject to the terms and conditions of a Loan and Security Agreement between Maker and FinanzInvest, Ltd., a Bermuda Company ("FIL" or "Holder") (the "Agreement'), to the order of FIL at its office located at 25 Church Street, Hamilton, HM12, Bermuda, or at such other place as the Holder hereof may from time to time designate in writing, the principal sum of up to Two Million Four Hundred Thirty Thousand Dollars ($2,430,000.00). (the "Note"). The unpaid principal balance of this obligation at any time shall be the total amount advanced hereunder by the Holder hereof (if any), less the amount of payments made hereon by or for the undersigned. Maker understands and agrees that pursuant to the Agreement and this Note, Holder has no obligation to distribute any amounts to Maker.

         Interest shall be charged on the unpaid principal balance from the date hereof (and computed on the basis of a 12-month, 360 day year) at a rate equal to the LIBOR rate (as is calculated from the British Banking Association's existing rate on the last day of the previous month from which such interest is due), plus four (4%) per cent. (the "Note Rate") In the event such LIBOR rate is from time to time hereinafter changed, the above rate of interest shall correspondingly be adjusted as of the effective date of the LIBOR rate change.

         For the first twenty four (24) months following any initial advance hereunder, interest only shall be payable on the first day of every month. For the remainder of the Term of the Agreement, Borrower shall pay both principal and interest until all principal and interest hereunder has been fully paid. At Fill's option, any and all interest or principal payments shall be debited from any installment under the Note. The first interest payment shall include all interest accrued to the date thereof. All obligations hereunder (including principal, interest, costs and fees) not discharged when due or upon demand for payment shall bear interest, until paid in full, at a per annum rate equal to four percent (4%) per annum higher than the Note Rate.

         At the option of the Holder, the Holder may demand payment of all obligations hereunder, all of which shall be deemed to have become immediately due and payable, without presentment for payment, diligence, grace, exhibition of this Note, protest, further demand or notice of any kind, all of which are hereby expressly waived, upon the occurrence of any of the following events: (i) any sum owing hereunder is not paid as agreed; (ii) the undersigned defaults in the payment of any sum or in the event of a breach in any representation, warranty or covenant by the undersigned as set forth in the Loan and Security Agreement dated December 19, 2003, executed by the undersigned and FIL or any Rider or Amendment thereof, as the same may be amended, modified or extended from time to time (the "Agreements"); (iii) the undersigned defaults in the payment of any sum or breaches any representation, warranty or covenant under any other financing agreement now or hereafter executed between the undersigned and FIL; or (iv) the holder in good faith believes that there is a material impairment of the prospect of repayment of its obligations or that there is a material impairment of the value or priority of FIL's security interest.

         No provision of this Note or any other aspect of the transaction of which this Note is a part is intended to or shall require or permit the Holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in Nevada as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Note, and thereafter the rate of interest accruing under this Note is less than the rate permitted by law, this Note shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.

         The undersigned hereby agrees: (a) to any and all extensions and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any obligation of any of the undersigned to the holder hereof; (b) that the acceptance by the holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said holder, nor a release of any obligation of any of the undersigned to the holder hereof; (c) to offsets of any sums or property owed to them or any of them by the holder hereof any time; (d) to pay the holder hereof upon demand any and all costs, expenses and fees in enforcing payment hereof, including reasonable attorneys' fees, incurred before, after or irrespective of whether suit is commenced, and, in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury; (e) that this Note shall be governed by the laws of the state of Nevada.

         The undersigned represents and warrants that the indebtedness represented by this Note is for commercial or business purposes.

         This Note is and shall be secured by a security interest granted or to be granted by the undersigned to FIL in certain assets of the undersigned as set forth in the Agreements or pursuant to any other agreement now or hereafter executed between the undersigned and FIL.

                                                 AngelCiti Entertainment, Inc.
                                                 A Nevada corporation



Dated:   December 19, 2003
         -----------
                                                 By:
                                                    ----------------------------
                                                         George Gutierrez
                                                            President

         COUNTRY OF COSTA RICA )

         City of  San Jose)


         On this 19th day of December, 2003, before me, personally appeared George Gutierrez, known to me or satisfactorily proven to me to be the person whose name is subscribed to the within instrument and acknowledged that the same was executed for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


         My Commission Expires:

                                                             Notary Public

                AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Amendment to Loan and Security Agreement is entered into this 4th day of March 2005 ("Amendment"), by and among AngelCiti Entertainment, Inc. ("Borrower"), Golden Cornerstone Holdings, Inc. ("GC") and Lemco Holdings, Inc. ("LH" and collectively with GC the "Lender") and serves as an amendment of that certain Loan and Security Agreement between Borrower and Finanzinvest, Ltd. (the "Agreement"), of which GC and LH are assignees of Finanzinvest's interests as Lender.

         WHEREAS, Borrower has borrowed $300,000 under the Agreement and has issued 28,320,000 common shares and 36,675 Series "B" Preferred Shares in the Borrower as collateral for the loan under the Agreement (the "Loan"); and

         WHEREAS, LH is the holder of 28,320,000 common shares securing the Loan and GC is the holder of 36,675 Series "B" Preferred Shares, securing the Loan; and

         WHEREAS, the parties hereto desire to clarify the relationships and obligations between the parties as they pertain to the Agreement.

         NOW THEREFORE, the parties hereto, for good and valuable consideration the amount and sufficiency of which is hereby acknowledged, hereby agree as follows:

        1. Except as otherwise set forth herein, all of the terms and conditions in the Agreement are in full force and effect.

        2. GC will release the 24,450 Series "B" Preferred Shares of the Borrower and AngelCiti will retire such shares by returning them to treasury.

        3. LH will retire and return to treasury 400,000 common shares from the 28,320,000 common shares that it holds as collateral for the Loan.

        4. GC will exchange 12,225 Series "B" Preferred Shares of the Borrower for 400,000 common shares of the Borrower.

        5. None of the shares held by GC or LH shall be entitled to voting rights or entitled to any dividends issued by the Borrower except only from and after a material default under the Loan by Borrower and then only after receipt of a final judgment by Lender or written acknowledgement by Borrower that Lender is entitled to such shares.

        6. LH shall carry the ongoing obligation to return 28,320,000 common shares to the Borrower upon repayment of the Loan in full (including any interest accrued thereon) by Borrower to LH.

        7. LH shall retain the ongoing obligation to lend Borrower additional funds under the Agreement, with such further advances also secured by the same collateral heretofore issued.

     IN WITNESS WHEREOF, this Amendment was executed on the date first written above.

Golden Cornerstone Holdings, Inc.
A Texas corporation


By:  /s/ Edward Nedelcu
     ------------------------------
     Edward Nedelcu, President

Lemco Holdings, Inc.
A Belize corporation


By:  /s/ Mark Johnson
     ------------------------------
     Mark Johnson, President


Angelciti Entertainment, Inc.


By:  /s/ George Gutierrez
     ------------------------------
     George Gutierrez, President

              ADDENDUM TO AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This addendum to Amendment to Loan and Security Agreement is entered into this ____ of March 2005 ("Addendum"), between AngelCiti Entertainment, Inc. ("Company") and Lemco Holdings, Inc. ("Lender") and serves as an amendment of that of which GC and LH are assignees of Finanzinvest's interests as Lender.

         WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement between Borrower and Finanzinvest, Ltd. As amended in February 2005 (the "Agreement"); and

         WHEREAS, the parties hereto desire to further clarify certain of the obligations between the parties as they pertain to the Agreement.

         NOW THEREFORE, the parties hereto, for good and valuable consideration the amount and sufficiency of which is hereby acknowledged, hereby agree as follows:

        1.  Interest Rate: LIBOR plus 4% to be adjusted as LIBOR changes.

        2. Repayment Terms: Interest will accrue during 1st 24 months subsequent to closing. For the remainder of the term. Company shall make payments of principal and interest as described in the Agreement.

        3. Commitment Fees: The 10% commitment fee and all other fees other than penalty fees and expenses due and owing for payment default by Company are hereby waived.

        4. Default provisions: In the event of a payment default by the Company that continues more than 30 days after receipt of written notice from the Lender, Company shall be obligated to pay Lender upon demand the full amount due under the Agreement.

        5. Company shall pay lender a single fee of 10% of the outstanding balance owed to the lender.

        6. Any and all references in the Agreement to Series "B" convertible shares and/or Warrants and any and all rights and obligations between the parties with respect thereto are hereby deleted, it being hereby acknowledged that the sole collateral for the amount of funds loaned under the Agreement shall be 28,320,000 common shares of the Company (the "Shares") held by Lender.

        7. Shareholder Consent is not deemed required by the Lender for this Agreement and any loan amounts advanced thereunder.

        8. Key man life insurance on the Company's CEO or other officers of the Company shall not be required. 9. The Company is not obligated to file a registration statement with the SEC for the Shares.

        9 The Company is not obligated to file a registration statement with the Sec for the Shares.

     IN WITNESS WHEREOF, this Addendum was executed on the date first written above.

                                                Lemco Holdings, Inc.
                                                A Belize corporation


                                                By: /s/ Mark Johnson
                                                    ----------------------------
                                                    Mark Johnson, President


                                                AngelCiti Entertainment, Inc.


                                                By: /s/ George Gutierrez
                                                    ----------------------------
                                                    George Gutierrez, President






49